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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-4 of our report dated November 12, 2014 relating to the balance sheet of Iron Mountain REIT, Inc., as of September 30, 2014 appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
November 12, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM